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                                                                     EXHIBIT 5.1

[LETTER HEAD OF             Reply Attention of         BERNARD PINSKY
CLARK, WILSON]              Direct Tel.                604.643.3153
                            EMail Address              bip@cwilson.com
                            Our File No.               22480-30 / D/JCM/626390.2

                                                      CLARK, WILSON
                                                      BARRISTERS & SOLICITORS
                                                      PATENT & TRADE-MARK AGENTS
                                                      800-885 W Georgia Street
                                                      Vancouver, BC  V6C 3H1
                                                      Tel.     604.687.5700
                                                      Fax      604.687.6314

December 28, 2004

DataWave Systems Inc.
13575 Commerce Parkway
Suite 110, Building No. 6
Richmond, BC  V6V 2L1

ATTENTION:     MR. JOHN GUNN
               GENERAL MANAGER

Dear Mr. Gunn:

               Re: Opinion Regarding common stock of DataWave Systems Inc. Registered on Form S-4/A filed December 28, 2004
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               We have acted as counsel for DataWave Systems Inc. (the
"Corporation") in connection with the filing, on December 28, 2004, of an amended registration statement on Form S-4/A (the "Registration Statement") under the Securities Act of 1933, as amended, of 43,889,334 shares of the Corporation's common stock to be registered as shares of DataWave Systems Inc., a Delaware, United States corporation, in connection with the proposed continuance of the Corporation from the Yukon Territory, Canada, into the State of Delaware, United States (the "Continuance").

               We have examined originals or copies, certified or identified to our satisfaction, of the constating documents of the Corporation and of such corporate records of the Corporation, certificates of public officials, officers of the Corporation and such other documents and have considered such questions of law and made such other investigations as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed. In particular, as to various questions of fact, we have relied upon a certificate (the "Certificate") of the General Manager of the Corporation, dated November 22, 2004, relating to certain factual matters of the Corporation and the common stock of the Corporation. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles thereof.

               In expressing the opinion set forth in paragraph 1 below, insofar as such opinion relates to the number of issued and outstanding shares of the Corporation on November 19, 2004, we have relied exclusively and without independent investigation upon a letter from Computershare Trust Company of Canada (the "Transfer Agent") dated November 22, 2004 and verbal reconfirmation of such information on December 24, 2004. In expressing the opinion set forth in paragraph 2 below, insofar as such opinion relates to such shares being duly issued, fully-paid and non-assessable, we have relied exclusively on the Certificate.

               Based on and subject to the foregoing we are of the opinion that as of December 28, 2004:

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                                      - 2 -

          1. The authorized capital of the Corporation consists of 100,000,000 common shares of which 43,889,334 are issued and outstanding; and

          2. The 43,889,334 issued and outstanding shares were duly issued, fully paid and non-assessable as at the effective date of the Continuance. This is the same number of issued shares as indicated by the records of the Transfer Agent.

               We have attorneys admitted to practice in California, Florida, New York, Washington, Virginia and the District of Columbia, but not admitted to practice in the State of Delaware. However, we are generally familiar with the General Corporation Law of the State of Delaware ("Delaware Law") as presently in effect and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the current federal laws of the United States and, to the limited extent set forth above, the Delaware Law, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters."

                                                     Yours truly,

                                                     /s/ "Clark, Wilson"
                                                     Clark, Wilson